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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 21, Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 21, 1996, relating to the financial statements and financial highlights of the Common Stock Fund, Domestic Strategic Income Fund, Government Fund, Money Market Fund, Multiple Strategy Fund, Real Estate Fund, Emerging Growth Fund and Global Equity Fund (constituting Van Kampen American Capital Life Investment Trust) which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectus and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


Houston, Texas

March 6, 1996